Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271786

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 26, 2023)

Shares of Common Stock

Pre-Funded Warrants to Purchase    Shares of Common Stock

Common Stock Warrants to Purchase    Shares of Common Stock

We are offering (i)    shares of our common stock and accompanying common stock warrants to purchase shares of our common stock and, (ii) in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase    shares of our common stock and accompanying common stock warrants to purchase shares of our common stock. Each share of common stock is being offered and sold together with an accompanying common stock warrant to purchase     shares of common stock at a combined offering price of $    , and each pre-funded warrant is being offered and sold together with an accompanying common stock warrant to purchase      shares of common stock at a combined offering price of $     , which is equal to the combined offering price per share of common stock and accompanying common stock warrant less the $0.001 exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants and common stock warrants.

The shares of common stock and the pre-funded warrants, on the one hand, and the accompanying common stock warrants, on the other hand, are immediately separable and will be issued separately, but can only be purchased together in this offering. Each pre-funded warrant will have an exercise price per share of common stock equal to $0.001 and will be exercisable from the date of issuance and will expire on the date the warrant is exercised in full, subject to the ownership limitation described in this prospectus supplement. Each common stock warrant will have an exercise price per share of common stock equal to $    and will be exercisable from the date of issuance and will expire on the date that is five years after the date of issuance, subject to the ownership limitation described in this prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CUE”. On December 17, 2025 the last reported sale price of our common stock on the Nasdaq Capital Market was $0.40 per share. There is no established public trading market for the pre-funded warrants or the common stock warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants or the common stock warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional    shares of our common stock at the public offering price of $    and/or common stock warrants to purchase up to an additional     shares of our common stock at the public offering price of $    , less underwriting discounts and commissions.

	PER SHARE OF COMMON STOCK AND ACCOMPANYING COMMON STOCK WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING COMMON STOCK WARRANT	TOTAL
Public offering price(1)	$	$	$
Underwriting discount and commissions(2)	$	$	$
Proceeds, before expenses, to Cue Biopharma, Inc.	$	$	$

(1)	Includes $ per warrant for the accompanying common stock warrants.
(2)	See the section titled “Underwriting” beginning on page S-29 of this prospectus supplement for a description of the compensation payable to the underwriters.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-10 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock, pre-funded warrants and the accompanying common stock warrants against payment on or about December , 2025.

Sole Book-Running Manager

H.C. Wainwright & Co.

Co-Manager

Newbridge Securities Corporation

Prospectus Supplement dated December , 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any such free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “we,” “our,” “us,” and “the Company” refer, collectively, to Cue Biopharma, Inc., a Delaware corporation, and its consolidated subsidiary. When we refer to “you” in this prospectus supplement, we mean all purchasers of the securities being offered by this prospectus supplement and the accompanying prospectus, whether they are the holders or only indirect owners of those securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” and the negative version of these words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus include, among other things, statements about:

•	the initiation, timing, progress and results of our ongoing and planned preclinical studies and any future clinical trials and our research and development programs;

•	our estimates regarding expenses, future revenue, capital requirements and need for additional financing;

•

our expectations regarding our ability to fund our projected operating requirements with our existing cash resources and the period in which we expect that such cash resources will enable us to fund such operating requirements;

•

our plans to develop our drug product candidates, including our prioritization of our autoimmune programs, including CUE-401 and the CUE-500 series (excluding CUE-501, which has been licensed to Boehringer Ingelheim International GmbH);

•	the timing of and our ability to submit applications for, and to obtain and maintain regulatory approvals for, our drug product candidates;

•	the potential advantages of our drug product candidates;

•	the rate and degree of market acceptance and clinical utility of our drug product candidates, if approved;

•	our estimates regarding the potential market opportunity for our drug product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position;

•	our ability to identify additional products, drug product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

•	the impact of government laws and regulations, general economic and market conditions, inflation, and the imposition of new or revised global trade tariffs;

•	our competitive position;

•	developments relating to our competitors and our industry;

•	our ability to continue as a going concern;

•	our ability to maintain and establish collaborations or obtain additional funding; and

•	our expected use of proceeds from this offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. See the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, the risk factors included in our periodic reports filed with the Securities and Exchange Commission, or the SEC, and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for more information. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments we may make or enter into.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus supplement and the accompanying prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities based on our analysis of these data, research, surveys and studies. All of the market data used in this prospectus supplement involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include a number of key assumptions based on our industry knowledge, industry publications and third-party research, surveys and studies, which may be based on a small sample size and fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, and we are responsible for such information, no independent source has verified such assumptions.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-10 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024, along with the consolidated financial statements and the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Business

We are a clinical-stage biopharmaceutical company developing a novel class of injectable therapeutics engineered to selectively engage and modulate disease-specific T cells for the treatment of autoimmune disease. Unlike conventional approaches that broadly activate the immune system, our Immuno-STAT® platform is designed to selectively modulate disease-relevant T cells, with the aim of enhancing efficacy while minimizing off-target effects. We believe our Immuno-STAT platform holds the promise of producing drug product candidates with the potential of establishing new standards of care in the treatment of autoimmune disease.

Events that Raise Substantial Doubt About Our Ability to Continue as a Going Concern

We will need to raise substantial additional capital to fund our operations and remain as a going concern. As of September 30, 2025, we had $18.7 million in cash, cash equivalents and marketable securities. Based on our current plans and forecasted expenses, and without taking into account the anticipated net proceeds from this offering, we believe that our existing cash, cash equivalents and marketable securities as of September 30, 2025, as well as the $5.0 million in upfront payments we have received and the $5.0 million time-based payment we are entitled to receive in December 2025 pursuant to our collaboration and license and option agreements with ImmunoScape Pte. Ltd., will enable us to fund our operations into the third quarter of 2026. We expect to finance our future cash needs through a combination of equity offerings, collaborations, and other strategic alliances. Volatility in capital markets and general economic conditions in the U.S. may be a significant obstacle to raising the required funds and, as a result, we may be unable to secure the necessary funding on acceptable terms. This raises substantial doubt about our ability to continue as a going concern. We anticipate that the proceeds of this offering will not be sufficient to alleviate our substantial doubt about our ability to continue as a going concern.

If we are unable to raise additional capital when needed, we may be required to curtail the development of our technology or materially curtail or reduce our operations. We could be forced to sell or dispose of our rights or assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operation and financial condition, including the possibility that a lack of funds could cause our business to fail, dissolve and liquidate with little or no return to investors.

Company Information

We were incorporated as Imagen Biopharma, Inc. in Delaware on December 31, 2014. In October 2016, we changed our name to Cue Biopharma, Inc. The address of our corporate headquarters is 40 Guest Street, Boston, Massachusetts 02135 and our telephone number is (617) 949-2680. Our website is www.cuebiopharma.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

CUE BIOPHARMA®, Immuno-STAT®, Neo-STAT™ and our logo are some of our trademarks and registered marks used in this prospectus supplement and the documents incorporated by reference herein. This prospectus and the documents incorporated by reference herein may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames appear without the ® and ™ symbols, but the omission of those references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and tradenames.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by us	shares.

Each share of common stock is being offered and sold together with an accompanying common stock warrant to purchase shares of common stock at a combined offering price of $ .

Pre-funded warrants offered by us	We are also offering, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase shares of our common stock. Each pre-funded warrant is being offered and sold together with an accompanying common stock warrant to purchase shares of common stock at a combined offering price of $ .

The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. Each pre-funded warrant will be immediately exercisable for one share of common stock. Each pre-funded warrant will be exercisable at any time from the date of issuance and will expire on the date the warrant is exercised in full, subject to an ownership limitation described herein. See “Description of Securities We Are Offering” on page S-17 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

Common stock warrants offered by us	We are also offering common stock warrants to purchase shares of our common stock. Each share of our common stock or pre-funded warrant is being offered and sold together with an accompanying common stock warrant to purchase shares of our common stock. Each common stock warrant will have an exercise price of $ per share of common stock and will be exercisable until the date that is five years after the date of issuance, subject to a beneficial ownership limitation. The common stock and the pre-funded warrants, on the one hand, and the accompanying common stock warrants, on the other hand, are immediately separable and will be issued separately, but can only be purchased together in this offering. See “Description of Securities We Are Offering” on page S-17 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of common stock warrants issued in this offering.

Option to purchase additional shares and/or warrants

We have granted the underwriters an option to purchase up to an additional      shares of our common stock and/or common stock warrants to purchase up to an additional      shares of our common stock from us at the applicable public offering price, less underwriting discounts and commissions. The underwriters can exercise this option, in whole or in part, at any time within 30 days from the date of this prospectus supplement.

Common stock to be outstanding after this offering	shares, or shares if the underwriters exercise in full their option to purchase additional shares of common stock and/or warrants to purchase shares of our common stock, in each case excluding any shares of common stock issuable upon the exercise of the pre-funded warrants or common stock warrants.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ million, or approximately $ million if the underwriters exercise in full their option to purchase additional shares of our common stock and/or common stock warrants, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and excluding any proceeds received upon exercise of the common stock warrants. The pre-funded warrants are only exercisable by means of a cashless exercisable, meaning that the holder would not pay a cash purchase price upon exercise, and we will not receive any proceeds from the exercise of the pre-funded warrants.

We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to fund the advancement of our autoimmune programs, including CUE-401 and the CUE-400 series, and for working capital and other general corporate purposes. See the “Use of Proceeds” section on page S-14 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-10 and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, as well as those risk factors in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to purchase our securities.

Nasdaq Capital Market symbol	“CUE”

There is no established public trading market for the pre-funded warrants or the common stock warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants or the common stock warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the common stock warrants will be limited. See “Description of Securities We Are Offering” beginning on page S-17 of this prospectus supplement.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 77,781,743 shares of our common stock outstanding as of September 30, 2025 and excludes:

•	Outstanding options to purchase 13,777,199 shares of our common stock as of September 30, 2025, at a weighted average exercise price of $3.73 per share;

•	Outstanding common stock warrants to purchase 21,401,905 shares of our common stock as of September 30, 2025, at a weighted average exercise price of $2.06 per share;

•	Outstanding pre-funded warrants to purchase 23,904,815 shares of our common stock as of September 30, 2025, at a weighted average exercise price of $0.001 per share; and

•

4,621,596 shares of our common stock reserved for future issuance under our 2025 Stock Incentive Plan as of September 30, 2025, as well as any future increases in the number of shares of common stock reserved for issuance thereunder in accordance with the terms of such plan or any other successor equity incentive plan.

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement:

•	assumes no exercise of the outstanding options, warrants or pre-funded warrants described above;

•	assumes no exercise of the pre-funded warrants that we are offering in this offering in lieu of common stock to certain investors;

•	assumes no exercise of the common stock warrants that we are offering in this offering;

•	assumes no exercise by the underwriters of their option to purchase additional shares of our common stock and/or common stock warrants; and

•

does not reflect the issuance of shares of our common stock that remain available for sale as of the date of this prospectus supplement under our “at-the-market” offering program, pursuant to which we may sell common stock for remaining gross proceeds of up to $35.7 million from time to time under our Open Market Sale AgreementSM with Jefferies LLC.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, before deciding to invest in our securities. If any of these risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

Our recurring losses from operations raise substantial doubt regarding our ability to continue as a going concern.

We have incurred significant losses since our inception and have never generated revenue or profit from product sales, and it is possible we will never generate revenue or profit from product sales. As of September 30, 2025, we had $18.7 million in cash, cash equivalents and marketable securities.

Based on our current plans and forecasted expenses, and without taking into account the anticipated net proceeds from this offering, we believe that our existing cash, cash equivalents and marketable securities as of September 30, 2025, as well as the $5.0 million in upfront payments we have received and the $5.0 million time-based payment we are entitled to receive in December 2025 pursuant to our collaboration and license and option agreements with ImmunoScape Pte. Ltd., will enable us to fund our operations into the third quarter of 2026. However, we will need to raise substantial additional capital to fund our future operations and remain as a going concern. There can be no assurance that we will be able to obtain additional funding, including through a combination of equity offerings, collaborations, and other strategic alliances, or other sources on acceptable terms, if at all. To the extent that we raise additional capital through future equity offerings, the ownership interest of common stockholders will be diluted, which dilution may be significant. We cannot guarantee that we will be able to obtain any or sufficient additional funding or that such funding, if available, will be obtainable on terms satisfactory to us. In the event that we are unable to obtain any or sufficient additional funding, there can be no assurance that we will be able to continue as a going concern, and we will be forced to delay, reduce or discontinue our product development programs or consider other various strategic alternatives.

Moreover, these factors raise substantial doubt about our ability to continue as a going concern. Substantial doubt about our ability to continue as a going concern may materially and adversely affect the price per share of our common stock, and it may be more difficult for us to obtain financing. If existing or potential collaborators decline to do business with us or potential investors decline to participate in any future financings due to such concerns, our ability to increase our cash position may be limited. The perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations.

If you purchase shares of common stock and common stock warrants (or pre-funded warrants and common stock warrants) in this offering, you will suffer immediate dilution of your investment.

The combined offering price of our common stock and accompanying common stock warrants (and our pre-funded warrants and accompanying common stock warrants) in this offering is substantially higher than the net tangible book value per share of our outstanding common stock. Therefore, if you purchase securities in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares subsequently are issued upon exercise of outstanding options, warrants or pre-funded warrants, or upon exercise of the pre-funded warrants or common stock warrants being offered in this offering, you will incur further dilution. Based on a combined offering price of $    per share of common stock and accompanying common stock warrant and a combined offering price of $    for each pre-funded warrant and accompanying common stock warrant (and assuming no exercise of the common stock warrants or pre-funded warrants being offered in this offering and that such warrants are classified as and accounted for as equity), you will experience immediate dilution of $    per share of common stock, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering, and the combined offering prices. Furthermore, if the pre-funded warrants or common stock warrants are exercised or if the underwriters exercise their option to purchase additional shares of our common stock and/or common stock warrants in this offering, you will incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds,” and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be our stockholders’ sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, our ability to pay cash dividends is currently restricted by the terms of our loan agreement, and future debt financing arrangements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

If a significant number of our total outstanding shares are sold into the market, the market price of our common stock could drop significantly, even if our business is performing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Our outstanding shares of common stock may be freely sold in the public market at any time to the extent permitted by Rules 144 and 701 under the Securities Act or to the extent such shares have already been registered under the Securities Act and are held by non-affiliates of ours.

In November 2022, we completed a private placement of shares of our common stock, pre-funded warrants to purchase shares of our common stock and common stock warrants to purchase shares of our common stock to several accredited investors. We filed a registration statement covering the resale of these shares by the purchasers in this private placement, and agreed to keep such registration statement effective until the date the shares covered by the registration statement have been sold or can be resold without restriction under Rule 144 of the Securities Act.

We currently have on file with the SEC a universal shelf registration statement which allows us to offer and sell registered common stock, preferred stock, debt securities, warrants, subscription rights and/or units from time to time pursuant to one or more offerings at prices and terms to be determined at the time of sale. In addition, we have also entered into an Open Market Sale AgreementSM with Jefferies LLC, as sales agent, pursuant to which we may offer and sell shares of our common stock under such registration statement with an aggregate offering price of up to $55.6 million under an “at-the-market” offering program. To date, we have sold $19.9 million of securities under such registration statement pursuant to the Open Market Sale AgreementSM.

In addition, we have filed registration statements registering all shares of common stock that we may issue under our equity compensation plans. These shares can be freely sold in the public market upon issuance, subject to black-out periods and volume limitations applicable to affiliates.

There is no public market for the pre-funded warrants or the common stock warrants being offered in this offering.

There is no public trading market for the pre-funded warrants or the common stock warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants or the common stock warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the common stock warrants will be limited.

We will not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable from the date of issuance until the date the pre-funded warrant is exercised in full and will be exercisable only by means of a cashless exercise, meaning that the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any additional funds upon the exercise of the pre-funded warrants.

Except for the right to participate in certain dividends and distributions, holders of the pre-funded warrants and common stock warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants or common stock warrants and acquire our common stock.

Until holders of the pre-funded warrants and common stock warrants exercise their applicable pre-funded warrants or common stock warrants and acquire shares of our common stock, except for the right to participate in certain dividends and distributions, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The common stock warrants are speculative.

The holders of the common stock warrants may exercise their right to acquire the common stock and pay an exercise price per share equal to $    , subject to certain adjustments, prior to five years from the date of issuance, after which date any such unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the common stock warrants, if any, is uncertain and there can be no assurance that the market value of such warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common stock warrants, and consequently, it may not ever be profitable for holders of such warrant to exercise them.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of    shares of our common stock and accompanying common stock warrants and    pre-funded warrants and accompanying common stock warrants in this offering will be approximately $    million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares of our common stock and/or common stock warrants in full, we estimate that the net proceeds from this offering will be approximately $    million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any additional proceeds from the exercise of pre-funded warrants.

We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to fund the advancement of our autoimmune programs, including CUE-401 and the CUE-400 series, and for working capital and other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from preclinical studies and clinical trials, the timing of regulatory submissions and the outcome of regulatory review or other interactions with regulators, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Based upon our current operating plan, we believe that the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, as well as the $5.0 million in upfront payments we have received and the $5.0 million time-based payment we are entitled to receive in December 2025 pursuant to our collaboration and license and option agreements with ImmunoScape Pte. Ltd., will enable us to fund our cash flow requirements into   . We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. See the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference for a discussion of the risks affecting our business that could have an adverse effect on our available capital resources. We do not expect that our existing cash and cash equivalents and net proceeds from this offering alone will be sufficient to enable us to fund the completion of the development of any of our product candidates.

We may also use a portion of the net proceeds from this offering for the future acquisition or in-license of other products, product candidates, businesses or technologies, although we have no current agreements or commitments for any such material acquisitions or licenses of any products, businesses or technologies. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the combined offering price per share of our common stock and accompanying common warrant and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2025 was $13.2 million, or $0.17 per share of our common stock, based on approximately 77,781,743 shares of our common stock then outstanding. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents our net tangible book value divided by the 77,781,743 shares of our common stock outstanding as of September 30, 2025.

After giving effect to our issuance and sale of (i)    shares of our common stock and accompanying common stock warrants to purchase     shares of our common stock at a combined offering price of $     and (ii) pre-funded warrants to purchase    shares of our common stock and accompanying common stock warrants to purchase     shares of our common stock at a combined offering price of $    , (and assuming no exercise of the common stock warrants or pre-funded warrants being offered in this offering and that such warrants are classified as and accounted for as equity), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been $    million, or $    per share. This represents an immediate increase in as adjusted net tangible book value per share of $    to existing stockholders and immediate dilution of $    in as adjusted net tangible book value per share to new investors purchasing common stock or pre-funded warrants in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Combined offering price per share of common stock and accompanying common stock warrant		$
Net tangible book value per share as of September 30, 2025	$0.17
Increase per share attributable to new investors participating in this offering

As adjusted net tangible book value per share, after giving effect to this offering

Dilution per share to new investors purchasing shares in this offering		$

If the underwriters exercise their option to purchase     additional shares of our common stock and/or common stock warrants to purchase up to an additional     shares of our common stock in full at the combined public offering price of $    per share of common stock and accompanying common stock warrant, less underwriting discounts and commissions, the as adjusted net tangible book value per share of our common stock immediately after this offering would be $    per share, representing an increase to existing stockholders of $    per share, and an immediate dilution of $    to new investors in this offering.

The table and calculations above exclude the following:

•	Outstanding options to purchase 13,777,199 shares of our common stock as of September 30, 2025, at a weighted average exercise price of $3.73 per share;

•	Outstanding common stock warrants to purchase 21,401,905 shares of our common stock as of September 30, 2025, at a weighted average exercise price of $2.06 per share;

•	Outstanding pre-funded warrants to purchase 23,904,815 shares of our common stock as of September 30, 2025, at a weighted average exercise price of $0.001 per share; and

•

4,621,596 shares of our common stock reserved for future issuance under our 2025 Stock Incentive Plan as of September 30, 2025, as well as any future increases in the number of shares of common stock reserved for issuance thereunder in accordance with the terms of such plan or any other successor equity incentive plan.

If any additional shares are issued upon the exercise of options, warrants or pre-funded warrants, or upon the exercise of the pre-funded warrants being offered in this offering, or pursuant to our Open Market Sale AgreementSM with Jefferies, you will experience further dilution.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the common stock, pre-funded warrants and common stock warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the instruments governing the applicable security.

Common Stock

The material terms and provisions of our common stock are described in the heading “Description of Capital Stock” in the accompanying prospectus.

Pre-Funded Warrants

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term

The pre-funded warrants will expire on the date the warrant is exercised in full.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice solely by means of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last trade price of our common stock on the exercise date.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (1) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (2) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% provided that such increase will not be effective until the 61st day after notice from the holder is delivered to us.

Exercise Price

The exercise price of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the pre-funded warrants will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant.

Common Stock Warrants

Form

The common stock warrants will be issued as individual warrant agreements to the holders. The form of common stock warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term and Exercisability

The common stock warrants are exercisable at any time after their original issuance and may be exercised until the date that is five years after the original issuance date. Except as noted below, the common stock warrants will be exercisable solely by means of a cash exercise at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and the exercise price.

Cashless Exercise

If, at the time a holder exercises its common stock warrants, a registration statement registering the issuance of the shares of common stock underlying the common stock warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common stock warrants. No fractional shares will be issued upon the exercise of the warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round down to the nearest whole share.

Exercise Limitations

We may not effect the exercise of any common stock warrant, and a holder will not be entitled to exercise any portion of any common stock warrant that, upon giving effect to or immediately prior to such exercise, would cause: (1) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (2) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common stock warrants. However, any holder of a common stock warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us.

Exercise Price

The exercise price per share of our common stock purchasable upon the exercise of the common stock warrants is $    . The exercise price of the common stock warrants and the number of shares of our common stock issuable upon exercise of the common stock warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the common stock warrants will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the common stock warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the common stock warrants, and we do not expect a market to develop. We do not intend to list the common stock warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the common stock warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common stock warrants will be entitled to receive upon exercise of the common stock warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common stock warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the common stock warrants have the right to require us or a successor entity to redeem the common stock warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the common stock warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our board of directors, the holders of the common stock warrants have the right to require us or a successor entity to redeem the common stock warrant for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the common stock warrant on the date of the consummation of the fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a common stock warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder receives shares of our common stock upon the due exercise of a common stock warrant.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF COMMON STOCK, PRE-FUNDED WARRANTS OR COMMON STOCK WARRANTS

The following is a discussion of the material U.S. federal income and estate tax considerations relating to ownership and disposition of our common stock, pre-funded warrants and common stock warrants acquired in this offering. For purposes of this discussion, the term “U.S. holder” means a beneficial owner (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our common stock, pre-funded warrants or common stock warrants that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock, pre-funded warrants or common stock warrants that is not a U.S. holder or a partnership for U.S. federal income tax purposes.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes or persons who hold their shares of our common stock, pre-funded warrants or common stock warrants through partnerships or such other entities or arrangements. Partners in a partnership or other pass-through entity that will hold our common stock, pre-funded warrants or common stock warrants should consult their own tax advisors regarding the tax consequences of the ownership and disposition of our common stock, pre-funded warrants or common stock warrants through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. In addition, there can be no assurance that the U.S. Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below.

We assume in this discussion that each holder holds shares of our common stock, pre-funded warrants or common stock warrants as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address any aspects of U.S. state, local or non-U.S. taxes, gift or estate taxes, except with respect to non-US. holders as described below, the alternative minimum tax, or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

•	financial institutions;

•	brokers or dealers in securities;

•	tax-exempt organizations;

•	pension plans;

•	persons deemed to sell our common stock, pre-funded warrants or common stock warrants under the constructive sale provisions of the Code;

•

owners that hold our common stock, pre-funded warrants or common stock warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or who have elected to mark securities to market;

•	insurance companies;

•	regulated investment companies;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	non-U.S. governments; and

•	certain U.S. expatriates.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK, PRE-FUNDED WARRANTS OR COMMON STOCK WARRANTS.

Allocation of Purchase Price to Common Stock, Pre-Funded Warrants and Common Stock Warrants

For U.S. federal income tax purposes, a holder’s acquisition of the common stock warrants and common stock or pre-funded warrants, as applicable, should be treated as the acquisition of an “investment unit” consisting of one share of common stock or one pre-funded warrant, as applicable, and a warrant to acquire    shares of our common stock, subject to adjustment. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the common stock or pre-funded warrant, as applicable, and the common stock warrant included in each unit. The separation of the share of common stock or pre-funded warrant, as applicable, and the common stock warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, upon exercise, no gain or loss should be recognized and the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise increased by the exercise price of the pre-funded warrant. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Our position with respect to the characterization of pre-funded warrants is not binding on the IRS. The IRS may treat the pre-funded warrants as warrants to acquire our common stock, and if so, the amount and character of a holder’s gain with respect to an investment in our pre-funded warrants could change. Each holder should consult its own tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to such holder of an investment in the pre-funded warrants based on such holder’s own particular facts and circumstances.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Common Stock Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a common stock warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a common stock warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the common stock warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our common stock acquired on exercise of the common stock warrant will begin on the date of exercise of the warrant (or possibly, the day after), and will not include any period for which the U.S. holder held the warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of common stock warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of common stock warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a common stock warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of common stock warrants, including with respect to their holding period and tax basis in the shares of common stock acquired on the exercise of common stock warrants.

The lapse or expiration of a common stock warrant will be treated as if the U.S. holder sold or exchanged the common stock warrant and recognized a loss in an amount equal to the U.S. holder’s tax basis in the common stock warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the common stock warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Common Stock Warrants

Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of shares of common stock issued on the exercise of the common stock warrants, or an adjustment to (or failure to adjust) the exercise price of the common stock warrants, may be treated as a constructive distribution to a U.S. holder of the common stock warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment. An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution in cash or other property to the holders of common stock warrants. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Tax Considerations Applicable to U.S. Holders – Distributions on Our Common Stock or Pre-Funded Warrants”. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the common stock warrants.

Distributions on Our Common Stock or Pre-Funded Warrants

We do not currently expect to make cash distributions on our common stock or pre-funded warrants. If we make distributions in respect of our common stock or pre-funded warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to the holder’s tax basis in the common stock or pre-funded warrants (and will reduce the U.S. holder’s basis in the common stock or pre-funded warrants, but not below zero). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Tax Considerations Applicable to U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants

Upon a sale, exchange or other taxable disposition of our common stock, pre-funded warrants or common stock warrants (other than by exercise), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in the common stock, pre-funded warrants or common stock warrants, as applicable. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the common stock, pre-funded warrants or common stock warrants, as applicable, exceeds one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a sale, exchange or other taxable disposition of our common stock, pre-funded warrants or common stock warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions (including constructive distributions) on the common stock, pre-funded warrants or common stock warrants and to the proceeds of a sale or other disposition of common stock, pre-funded warrants or common stock warrants paid by us to a U.S. holder unless such U.S. holder is a recipient exempt from backup withholding, such as C corporations and certain tax-exempt organizations. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Common Stock Warrants

In general, a non-U.S. holder will not be subject to U.S. federal income tax on the exercise of the common stock warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of common stock warrants into our common stock is unclear. A non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of our common stock warrants.

The expiration or lapse of a common stock warrant will be treated as if the non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the non-U.S. holder’s tax basis in the common stock warrant. However, a non-U.S. holder will not be able to utilize a loss recognized upon expiration or lapse of a common stock warrant against the non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the

non-U.S. holder in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on the Common Stock Warrants

As described in “Tax Considerations Applicable to U.S. Holders – Certain Adjustments to and Distributions on the Common Stock Warrants,” an adjustment to the common stock warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “Tax Considerations Applicable to Non-U.S. Holders – Distributions on our Common Stock or Pre-Funded Warrants” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the common stock warrants.

Distributions on our Common Stock or Pre-Funded Warrants

We do not currently expect to make cash distributions on our common stock or pre-funded warrants. If we make distributions in respect of our common stock or pre-funded warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to the holder’s tax basis in the common stock or pre-funded warrants (and will reduce the non-U.S. holder’s basis in the common stock or pre-funded warrants, but not below zero). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Tax Considerations Applicable to Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants.” Any distributions will also be subject to the discussions below under the headings “Tax Considerations Applicable to Non-U.S. Holders – Information Reporting and Backup Withholding” and “Tax Considerations Applicable to Non-U.S. Holders – FATCA.”

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other taxable disposition of shares of our common stock, pre-funded warrants or common stock warrants unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder generally will be taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code), and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading “Tax Considerations Applicable to Non-U.S. Holders – Distributions on our Common Stock or Pre-Funded Warrants” may also apply;

•

the non-U.S. holder is a non-resident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Special rules may apply to a holder of pre-funded warrants or common stock warrants. Non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to pre-funded warrants or common stock warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

U.S. Federal Estate Tax

Shares of our common stock or pre-funded warrants that are owned or treated as owned by an individual at the time of death who is not a citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes) are considered U.S.-situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares or pre-funded warrants, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to common stock warrants.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock, pre-funded warrants or common stock warrants paid or deemed paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to distributions on our common stock, pre-funded warrants or common stock warrants. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8), or otherwise meets the documentary evidence requirements for establishing that it is not a United States person or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “Tax Considerations Applicable to Non-U.S. Holders – Distributions on our Common Stock or Pre-Funded Warrants,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock, pre-funded warrants or common stock warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on payments of dividends on, and gross proceeds from the sale or other disposition of, our common stock, pre-funded warrants or common stock warrants if paid to a foreign entity unless (1) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a “foreign financial institution,” the foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends on our common stock, pre-funded warrants or common stock warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, pre-funded warrants or common stock warrants, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our common stock, pre-funded warrants or common stock warrants, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock, pre-funded warrants or common stock warrants and the entities through which they hold our common stock, pre-funded warrants or common stock warrants.

The preceding discussion of material U.S. federal tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, pre-funded warrants or common stock warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement with H.C. Wainwright & Co., LLC, as representative of the underwriters named below.

The underwriting agreement provides for the purchase of a specific number of shares of common stock, pre-funded warrants and common stock warrants by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock and accompanying common stock warrants and pre-funded warrants and accompanying common stock warrants, but is not responsible for the commitment of any other underwriter to purchase such securities.

Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock, pre-funded warrants and common stock warrants set forth opposite its name below:

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Accompanying Common Stock Warrants
H.C. Wainwright & Co., LLC
Newbridge Securities Corporation
Total

The underwriters have agreed to purchase all of the securities offered by this prospectus supplement if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase securities, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

We have granted the underwriters an option, exercisable for a period of 30 days after the date of this prospectus supplement, to purchase up to an additional    shares of our common stock and/or common stock warrants to purchase up to an additional    shares of our common stock at the applicable public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock and/or common stock warrants proportionate to that underwriter’s initial amount reflected in the table above.

The securities are expected to be ready for delivery on or about    , 2025, against payment in immediately available funds. The underwriters are offering the securities subject to various conditions and may reject all or part of any order. The representative has advised us that the underwriters propose to offer (i) shares of common stock and accompanying common stock warrants and (ii) pre-funded warrants and the accompanying common stock warrants directly to the public at the public offering prices that appear on the cover page of this prospectus supplement. In addition, the representative may offer some of the shares to other securities dealers at such price less a concession of $    per share and accompanying common stock warrant. After the shares are released for sale to the public, the representative may change the offering price and other selling terms at various times. The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock and/or common stock warrants.

	Per Share of Common Stock and Accompanying Common Stock Warrant	Per Pre- Funded Warrant and Accompanying Common Stock Warrant	Total
			Without Option Exercise	With Option Exercise
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds before expenses, to us	$	$	$	$

We estimate that our total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $524,500 which includes the fees and expenses for which we have agreed to reimburse the underwriters, including fees and expenses of their counsel, up to a maximum amount of $150,000 as well as $15,950 for clearing expenses.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We and our officers and directors have agreed to a 90-day “lock up” with respect to shares of common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing transactions – The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•

Over-allotments and syndicate covering transactions – The underwriters may sell more shares of our common stock in connection with this offering than the number of shares than they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional securities in this offering, as described above. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase securities through the option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

•

Penalty bids – If the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

•

Passive market making – Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Preliminary Prospectus Supplement

A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Non-U.S. Investors

European Economic Area

In relation to each Member State of the European Economic Area, each, a “Relevant State”, no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that securities may be offered to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representative that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We, the representative and each of our and the representative’s respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

The above selling restriction is in addition to the other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

In relation to the United Kingdom, or the UK, no securities have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the securities which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the securities may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA,

provided that no such offer of securities shall require us or the representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

In the State of Israel, this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of securities on our behalf or on behalf of the underwriters.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell securities or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Paul Hastings LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Cue Biopharma, Inc. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this preliminary Prospectus Supplement by reference from the Cue Biopharma, Inc. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this preliminary Prospectus Supplement and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cuebiopharma.com. Our website is not a part of this prospectus supplement and information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the accompanying prospectus and the registration statement of which this prospectus supplement forms a part for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the accompany prospectus, the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the accompanying prospectus and the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-38327) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;

•

The information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December  31, 2024 from our definitive proxy statement for the 2025 Annual Meeting of Stockholders filed on April  25, 2025;

•

Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed on May 12, 2025, for the fiscal quarter ended June 30, 2025, filed on August 12, 2025 and for the fiscal quarter ended September  30, 2025, filed on November 12, 2025;

•

Current Reports on Form 8-K filed on March  12, 2025, April  14, 2025, April 15, 2025 (excluding Item  2.02), June  10, 2025, July  1, 2025, September  29, 2025, November  6, 2025 (excluding Item 7.01) and November 20, 2025; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on December  13, 2017, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Cue Biopharma, Inc.

40 Guest Street

Boston, Massachusetts 02135

Attention: Usman Azam, President and Chief Executive Officer

Telephone: (617) 949-2680

$300,000,000

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

We may offer and sell securities from time to time in one or more offerings of up to $300,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CUE”.

Investing in these securities involves significant risks. See the information included under “Risk Factors” on page 6 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Cue Biopharma, Inc., a Delaware corporation, and its consolidated subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cuebiopharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38327) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial filing of the registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on March 21, 2023, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for our 2023 Annual Meeting of Stockholders, as filed with the SEC on April 28, 2023;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 as filed with the SEC on May 9, 2023;

•	Current Reports on Form 8-K as filed with the SEC on March 10, 2023, April 12, 2023 and April 25, 2023; and

•

The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on December 13, 2017, as the description therein has been updated and superseded by the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 12, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cue Biopharma, Inc.

40 Guest Street

Boston, Massachusetts 02135

Attention: Daniel R. Passeri, Chief Executive Officer

Telephone: (617) 949-2680

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms. All statements, other than statements of historical fact, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements.

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

•	the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs;

•	our estimates regarding expenses, future revenue, capital requirements and need for additional financing;

•

our expectations regarding our ability to fund our projected operating requirements with our existing cash resources and the period in which we expect that such cash resources will enable us to fund such operating requirements;

•	our plans to develop our drug product candidates;

•	the timing of and our ability to submit applications for, obtain and maintain regulatory approvals for our drug product candidates;

•	the potential advantages of our drug product candidates;

•	the rate and degree of market acceptance and clinical utility of our drug product candidates, if approved;

•	our estimates regarding the potential market opportunity for our drug product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position;

•	our ability to identify additional products, drug product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

•	the impact of government laws and regulations;

•	our competitive position;

•	developments relating to our competitors and our industry;

•	our ability to maintain and establish collaborations or obtain additional funding; and

•	the impacts of the COVID-19 pandemic.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include the factors discussed below under the heading “Risk Factors.”

You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which could cause actual results or events to differ materially from the forward-looking statements that we make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, partnerships or investments we may make or enter into.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data incorporated by reference in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our drug product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may differ materially from what we expect. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

ABOUT CUE BIOPHARMA, INC.

We are a clinical-stage biopharmaceutical company engineering a novel class of injectable biologics to selectively engage and modulate disease-relevant T cells directly within the patient’s body. Through protein engineering, it is our aim to translate nature’s cues, or signals, into promising therapeutics comprised of T cell engagers that enable selective modulation of disease-specific T cells. We believe our proprietary Immuno-STAT™ (Selective Targeting and Alteration of T Cells) platform will enable us to enhance the potential of the patient’s own immune system to restore health while avoiding the deleterious side effects of broad immune activation in the case of cancer and broad immune suppression in the case of autoimmune disease. Our selective immune modulation approach may be deployed for treating cancer, autoimmune diseases and chronic infections. In addition to the selective modulation of T cell activity, we believe the core features of Immuno-STATs offer competitive differentiation and advantages, including modularity, manufacturability, and convenient administration that allows for the versatility to treat a broad range of disease.

Our principal executive offices are located at 40 Guest Street, Boston, Massachusetts 02135, and our telephone number is (617) 949-2680.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and in any free writing prospectus that we authorize for use in connection with an offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development activities, clinical trial expenditures, the acquisition or in-license of products, drug product candidates, businesses or technologies, collaborations, personnel-related expenditures, the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Cue Biopharma, Inc. may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to the “Company,” “we,” “our” and “us” in this section, we mean Cue Biopharma, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiary.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiary unless such subsidiary expressly guarantees such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by our subsidiary.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or our subsidiary from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiary’s property or capital stock, or restricting either us or our subsidiary from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or our subsidiary, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our Amended and Restated Certificate of Incorporation, as amended, or the Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and applicable provisions of Delaware corporate law. You should read our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Stockholder Meetings. Annual meetings of our stockholders are held on the date designated in accordance with our Amended and Restated Bylaws. The presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum. Special meetings of the stockholders, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, may be called for any purpose by a majority of the total number of authorized directors whether or not there exists any vacancies in previously authorized directorships, the chairman of the board, the chief executive officer or the president (in the absence of a chief executive officer) or the secretary upon written request of the holders of record of at least 20% of the outstanding shares of common stock. Written notice of stockholder meetings must be given to each stockholder entitled to vote at the meeting as of the record date not less than ten nor more than 60 days before the date of the meeting.

Voting Rights. Each holder of common stock is entitled to one vote for each share held by such stockholder which has voting power upon the matter in question. No holder of common stock is entitled to cumulative voting rights in any circumstances. All elections of directors shall be decided by a plurality of the votes cast, and, unless otherwise provided by our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, the rules or regulations of any stock exchange applicable to us or applicable law, all other elections and questions shall be decided by a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

Dividends. Subject to the rights of the holders of preferred stock, holders of common stock are entitled to such dividends and other distributions as may be declared by our board of directors out of any assets or funds legally available for such purpose.

Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to receive, pro rata, our remaining assets which are available for distribution, after payments of all debts and other liabilities, and subject to the rights of the holders of preferred stock.

Other Rights. Holders of shares of our common stock have no preemptive, subscription, redemption or conversion rights. Holders of shares of our common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Nasdaq Capital Market. Our common stock is listed on the Nasdaq Capital Market under the symbol “CUE”.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, rights and preferences, and the qualifications, limitations, and restrictions thereof to the fullest extent permitted by our Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our Amended and Restated Certificate of Incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the Delaware General Corporation Law That May Have Anti-Takeover Effects

Certain provisions of Delaware law, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

No Cumulative Voting. The Delaware General Corporation Law, or the DGCL, provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Board Vacancies Filled Only by Majority of Directors Then in Office. Vacancies and newly created seats on our board may be filled only by our board of directors. Further, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of our board of directors.

Stockholder Nomination of Directors. Our Amended and Restated Bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than close of business on the 120th day and not later than close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than close of business on the 120th day prior to the date of such annual meeting and not later than close of business on the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Exclusive Forum. Our Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” mean claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery, except for, as to each of (i) through (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

These provisions of the DGCL, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware Law. We are subject to Section 203 of the DGCL, which we refer to as Section 203, which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person, which we refer to as an interested stockholder. Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of equity securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the equity securities;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable U.S. federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock or warrants constituting the units; and

•	any applicable material U.S. federal income tax consequences.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, subscription right, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, subscription rights, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, subscription rights, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, subscription rights agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, subscription right agreement, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, subscription rights agreement, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to subscription rights, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of Cue Biopharma, Inc. as of December 31, 2022 and 2021 and for the years then ended incorporated in this Prospectus by reference from the Cue Biopharma, Inc. Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

    Shares of Common Stock

Pre-Funded Warrants to Purchase    Shares of Common Stock

Common Stock Warrants to Purchase    Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

H.C. Wainwright & Co.

Co-Manager

Newbridge Securities Corporation

December  , 2025